®

PRESS RELEASE

www.inhibitex.com

FOR IMMEDIATE RELEASE

Inhibitex Successfully Completes Phase 1a Trial of INX-189
-Proof-of-Concept Trial in Patients with Chronic Hepatitis C Planned for Q4 2010-

ATLANTA, Georgia – September 1, 2010 – Inhibitex, Inc. (Nasdaq: INHX), announced today that it has successfully completed a Phase1a, first-in-man, single ascending dose trial of INX-189, its nucleotide polymerase inhibitor in development for the treatment of chronic hepatitis C (HCV) infections. In this trial, 42 healthy volunteers received either a single oral dose of INX-189, ranging from 3 mg to 100 mg, or placebo. The Company plans to present detailed results from this trial during a future scientific meeting. Preliminary data from the trial are as follows:

•	INX-189 was generally well tolerated at all dose levels;

•	No drug-related serious adverse events;

•	No dose-related trends in frequency or type of adverse events; adverse events occurring in more than one subject were headache and nasal congestion;

•	No grade II or higher laboratory abnormality adverse events or clinically significant changes in ECGs; and

•	Pharmacokinetic data supports INX-189’s potential for once daily (QD) dosing.

“We are encouraged with the initial safety and pharmacokinetic profile of INX-189 in this first-in-man trial,” stated Dr. Joseph Patti, Senior Vice President and Chief Scientific Officer of Inhibitex, Inc. “Based upon the pharmacokinetics observed in this study, we continue to believe that INX-189 has the potential to demonstrate antiviral activity with a low once-daily dose, and we look forward to assessing its ability to reduce HCV RNA viral loads in patients with chronic hepatitis C in a Phase 1b multiple ascending dose trial we plan to start in the fourth quarter.”

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on developing products to prevent and treat serious infectious diseases. The Company’s pipeline includes FV-100, which is in Phase II clinical development for the treatment of shingles, and INX-189, a nucleotide polymerase inhibitor in development for the treatment of chronic hepatitis C infections. The Company also has additional HCV nucleotide polymerase inhibitors in preclinical development and has licensed the use of its proprietary MSCRAMM® protein platform to Pfizer for the development of staphylococcal vaccines. For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding the Company’s plans to present detailed results from the Phase 1a trial during a future medical meeting and its intention to initiate a Phase 1b multiple ascending dose trial in the fourth quarter of 2010 are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of: either the Company, the FDA, a data and safety monitoring board, or an investigational review board delaying, suspending or terminating the clinical development of INX-189 for a lack of safety or antiviral activity, manufacturing-related issues, questions or issues regarding the design of the planned Phase 1b clinical study of INX-189, or any other reasons; the Company obtaining, maintaining and protecting the intellectual property incorporated into and supporting the commercial viability of INX-189; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, or SEC, on March 26, 2010, and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed with the SEC on August 12, 2010. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.

Contacts:
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Lee M. Stern, CFA
The Trout Group
(646) 378-2922
lstern@troutgroup.com